EXHIBIT 99.1

EON COMMUNICATIONS CORPORATION AND INVENTERGY, INC.

ANNOUNCE APPROVAL OF MERGER AND RELATED TRANSACTIONS

CORINTH, MS--(Jun 3, 2014) - eOn Communications Corporation ("eOn") (EONC) and Inventergy, Inc. ("Inventergy") announced today that, at the special meeting of their stockholders held on June 3rd and June 2nd, respectively, the merger of eOn and Inventergy was approved. The transaction is expected to be consummated on June 6th, subject to satisfaction of all closing conditions.

In connection with the merger, a one-for-two reverse split of the eOn common stock will be implemented. At the effective time of the merger, and without further action of the eOn stockholders, every two shares of eOn's pre-split common stock will be automatically converted into one share of post-split common stock. In addition, in connection with the merger, 1.4139 shares will be issued in exchange for each share of Inventergy common stock. The split-adjusted common stock of the combined company, which will be named "Inventergy Global, Inc.," is expected to commence trading on the NASDAQ Capital Market under the symbol "INVTD" on June 9, 2014, with a "D" added for 20 trading days to signify that the reverse split has occurred. The CUSIP assigned to Inventergy Global, Inc.'s common stock is 46123X102.

Continental Stock Transfer & Trust Company, Inventergy Global, Inc.'s transfer agent, will act as exchange agent for the exchange. Stockholders will receive forms and notices to exchange their existing shares for new shares from the exchange agent or their broker.

At the special meeting of eOn stockholders, eOn stockholders also approved the following related proposals:

•	The Share Issuance Proposal enabling the issuance of shares of common stock upon the conversion and exercise of the eOn Series B Preferred Stock and the warrants to purchase common stock issued by eOn;
•	The Transition Proposal approving the Transition Agreement that provides for transfers of assets to take place only upon consummation of the Merger;
•	The Charter Amendment Proposal approving certain amendments to eOn's certificate of incorporation, each to take effect only upon consummation of the Merger;
•	The Director Election Proposal electing six directors to serve as the eOn board of directors only upon consummation of the Merger; and
•	The Incentive Plan Proposal approving the adoption of the Inventergy Incentive Plan, effective only upon consummation of the Merger.

About eOn Communications

eOn Communications Corporation is a global provider of innovative communications solutions. With over 20 years of telecommunications expertise, eOn solutions enable customers to leverage advanced technologies to communicate more effectively. Our offerings are built on reliable open architectures that enable easy adoption of emerging technologies, such as Voice over Internet Protocol. eOn's website may be accessed at www.eoncc.com.

About Inventergy

Inventergy, Inc. is an intellectual property acquisition and licensing company dedicated to identifying, acquiring and licensing the patented technologies of market-significant technology leaders. Led by IP industry pioneer and veteran Joe Beyers, the company leverages decades of experience, market and technology expertise, and industry connections to assist Fortune 500 companies in leveraging the value of their innovations to achieve greater returns. For more information about Inventergy, visit the website at www.inventergy.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These statements include statements about our plans, strategies, financial performance, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. These statements may be identified by the use of words like "anticipate", "believe", "estimate", "expect", "intend", "may", "plan", "will", "should", "seek" and similar expressions and include any projections or estimates set forth herein. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by Inventergy and our management team, are inherently uncertain. A more complete description of these risks and uncertainties can be found in our filings with the U.S. Securities and Exchange Commission. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.